Exhibit 10.1

AGREEMENT SETTLING CLAIMS AND
TO EXCHANGING MUTUAL GENERAL RELEASES

THIS AGREEMENT SETTLING CLAIMS AND EXCHANGING MUTUAL GENERAL RELEASES (“Release Agreement”) is hereby entered into this 5th day of May, 2011, by and between OLD STAIRS CO. LLC, formerly known as WM Coffman LLC (“Old Stairs”), with an address at c/o P&F Industries, Inc., 445 Broadhollow Rd., Melville, New York 11747, P&F & INDUSTRIES, INC. (“P&F”), with an address at 445 Broadhollow Rd., Melville, New York 11747, RICHARD HOROWITZ (“Horowitz”), CHRISTOPHER KLIEFOTH (“Kliefoth”) and XIAMEN WEI YU WOOD PRODUCTS CO., LTD (“WY”), with an address at 251 Huan Zhu Rd, North Industrial Park Ji Mei District, Xiamen, Fujiang China  361021, Attention: Chung Chih-Sheng, General Manager.

Whereas, in or about June 2009, Old Stairs was formed by a transaction pursuant to which, among other things, P&F sold various assets to Old Stairs in exchange for certain cash payments and notes payable over time (the “WMC Formation Transactions”); and

Whereas, WY was a supplier of certain goods to Old Stairs for sale by Old Stairs in its business and in the ordinary course of business, Old Stairs became indebted to WY for goods sold and delivered; and

Whereas, attendant to the WMC Formation Transactions, Horowitz provided to Old Stairs lender, PNC Bank, N.A. (“PNC”) certain letters of credit (the “LCs”); and

Whereas, in or about November 2009, Horowitz received two (2) promissory notes from Old Stairs each in the amount of $145,000.00 (together, the “WMC Notes”), in consideration for money loaned to Old Stairs by Horowitz in connection with a draw on the LCs by PNC; and

Whereas, the pursuant to agreement between Horowitz and PNC, the WMC Notes were subordinated to all debt owed to PNC (the “Subordination”); and

Whereas, attendant to Old Stairs’ execution of a supply contract with WY, and Horowitz’s issuance of the LCs, Horowitz assigned the WMC Notes to WY, subject to the Subordination, in consideration for WY’s assignment to Horowitz of $290,000.00 of WY’s accounts receivable from Old Stairs (the “Old Stairs ARs”); and

Whereas, in or about June 2010, Old Stairs’ lender, PNC exercised its rights under its loan documents and under the Uniform Commercial Code and foreclosed on substantially all of the assets of Old Stairs; and

Whereas, WY asserts claims against Old Stairs (a) under the WMC Notes, plus accrued interest, and (b) on account of goods sold (together, the “WY Claim”);

Whereas, Old Stairs has acknowledged that the P&F Claim and the WY Claim are due and owing by Old Stairs, without offset or counterclaim; and

Whereas, the parties hereto desire to provide for (a) a distribution to WY in full settlement of the WY Claim, and (b) the exchange of mutual general releases among some, but not all of the parties,

NOW, THEREFORE, in consideration of the promises and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Payment of the Claim.  In full and complete satisfaction of the WY Claim, Old Stairs shall pay to WY the sum of $46,082.72 in cash by wire transfer (the “WY Payment”).

2.   Cancellation of the WMC Notes; Satisfaction of Debt.  Effective with WY’s receipt of the WY Payment, (a) the WMC Notes shall be deemed cancelled and satisfied in full, (b) all amounts owed by Old Stairs to WY and/or Horowitz on account of the Old Stairs ARs or any goods or services delivered to Old Stairs by WY shall be deemed paid in full, and (c) all amounts owed by Old Stairs to Horowitz and/or WY on account of the WMC Notes shall be deemed paid in full.  Upon receipt of the WY Payment, WY shall deliver to Old Stars the original WMC Notes, or, if the WMC Notes cannot be located by WY, an affidavit in form reasonably satisfactory to Old Stairs stating that the original WMC Notes have been lost or destroyed and have not been sold, assigned, pledged, hypothecated or otherwise transferred to any third party.

3.   Release by WY.  WY, together with its successors and assigns, hereby releases and discharges Old Stairs, Countrywide Hardware, Inc. (“Countrywide”), Wood Mark International, Inc. (“WMI”), Horowitz, Kliefoth and P&F, and their respective representatives, agents, administrators, successors, assigns, members, managers, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, which WY, its affiliates, successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof (the “WY Released Claims”), including, without limitation, WY Released Claims arising from or related to the WMC Notes and the Old Stairs ARs.

4.   Release by Old Stairs.  Old Stairs, together with its successors and assigns, hereby releases and discharges WY, and its representatives, agents, administrators, successors, assigns, members, managers, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, which Old Stairs, its successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof (the “Old Stairs Released Claims”), including, without limitation, Old Stairs Released Claims arising from or related to the WMC Notes or the Old Stairs ARs.

5.   Release of WY by P&F.  P&F, Countrywide, WMI, Horowitz and Kliefoth, together with their successors and assigns, hereby release and discharge WY, and its representatives, agents, administrators, successors, assigns, members, managers, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, which P&F, Countrywide, WMI, Horowitz and Kliefoth, and their successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof (the “P&F WY Claims”), including, without limitation, P&F WY Claims arising from or related to the WMC Notes or the Old Stairs ARs.

6.   Conditions Precedent to Occurrence of Effective Date.  This Release Agreement shall automatically become effective upon receipt of the WY Payment by WY.

7.   Presumptions.  Each of the parties hereto acknowledge that he, she or it, respectively, has consulted with counsel and with such other experts and advisors as he, she or it has deemed necessary in connection with the negotiation, execution and delivery of this Release Agreement and has participated in the drafting hereof.  Therefore, this Release Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Release Agreement or any part hereof to be drafted.

8.   Entire Agreement.  This Release Agreement contains the entire understanding and agreement by and among the parties with respect to the subject matter hereof.  No other agreements, covenants, representations or warranties, expressed or implied, oral or written, have been made by any party with respect to the subject matter of this Release Agreement.  All prior or contemporaneous conversations, negotiations, proposed agreements and agreements, or covenants, representations and warranties with respect to the subject matter hereof are waived and superseded by, replaced in their entireties and merged into this Release Agreement.

9.   Further Assurance.  Each party to this Release Agreement shall execute such other and further documents and instruments as the other party may reasonably request to implement the provisions of this Release Agreement.

10.   Benefit of Agreement.  This Release Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, any third-party beneficiary of this Release Agreement.

11.   Severability.  The provisions of this Release Agreement are intended to be severable.  If any provisions of this Release Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Release in any jurisdiction.

12.   Governing Law, Jurisdiction, Venue.  This Release Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.  Any judicial proceeding brought by or against any party to this Release Agreement with respect to this Release Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, County of New York, United States of America, and, by execution and delivery of this Release Agreement, each party accepts for himself, herself or itself and in connection with his properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Release Agreement..  Each party to this Release Agreement waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

13.   Waiver of Jury Trial.  EACH PARTY TO THIS RELEASE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS RELEASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS RELEASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS RELEASE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  IN ADDITION, EACH PARTY WAIVES THE RIGHT TO CLAIM OR RECOVER IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES.

14.   Counterparts; Electronic Signatures.  This Release Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.  Any signature delivered by a party in PDF via e-mail or by facsimile shall be deemed to be an original signature hereto.

15.   Amendment.  No amendment, modification, rescission, waiver or release of any provision of this Release Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

16.   Headings.  Section headings in this Release Agreement are included herein for convenience of reference only and shall not constitute a part of this Release Agreement for any other purpose.

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IN WITNESS WHEREOF, this Release Agreement has been duly executed as of the day and year first written above.

OLD STAIRS CO., LLC By: /s/ Joseph A. Molino, Jr. Name: Joseph A. Molino, Jr. Title: Manager

P&F INDUSTRIES, INC. By: /s/ Joseph A. Molino, Jr. Name: Joseph A. Molino, Jr. Title: Vice President

RICHARD HOROWITZ By: /s/ Richard A. Horowitz

CHRISTOPHER KLIEFOTH By: /s/ Christopher Kliefoth

XIAMEN WEI YU WOOD PRODUCTS CO., LTD By: /s/ Chung, Chih-Sheng Name: [Chung, Chih-Sheng] Title: General Manager

AGREED AND CONSENTED TO:

COUNTRYWIDE HARDWARE, INC.

By: /s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

WOODMARK INTERNATIONAL, INC.

By:  /s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President, Countrywide Hardware, Inc., its general partner